CONSENT OF ANCELL ENERGY CONSULTING, INC.
Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the use of our reports to such reports relating to the proved oil and gas reserves of Index Oil & Gas, Inc., to the information derived from such reports to such reports and to the reference to this firm as an expert in Form 10-K filed by Index Oil & Gas, Inc. as of and for the two years ended March 31, 2006 and 2005.

ANCELL ENERGY CONSULTING, INC.

Houston, Texas	By:	/s/ Kevin L. Ancell P.E.
July 14, 2006		Kevin L. Ancell
Professional Engineer